UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington , D.C. 20549

SCHEDULE 14A/A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant X  Filed by a Party other than the Registrant [  ]

       Check the appropriate box:

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       Preliminary Proxy Statement

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       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

       [  ]

       Definitive Proxy Statement

       [  ]

       Definitive Additional Materials

       [  ]

       Soliciting Material Pursuant to §240.14a-12

       BANGLA PROPERTY MANAGEMENT INC.
       (Name of Registrant as Specified In Its Charter)

       ___________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

       Payment of Filing Fee (Check the appropriate box):

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       No fee required.

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       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)

       Title of each class of securities to which transaction applies:

        ____________________________________________________________________________________

       2)

       Aggregate number of securities to which transaction applies:

        ____________________________________________________________________________________

       3)

       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
       (set forth the amount on which the filing fee is calculated and state how it was determined):

        ___________________________________________________________________________________

       4)

       Proposed maximum aggregate value of transaction:

        ___________________________________________________________________________________

       5)

       Total fee paid:

        ___________________________________________________________________________________

       [  ]

      Fee paid previously with preliminary materials.

       [  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2

BANGLA PROPERTY MANAGEMENT, INC.

      3540 Albert Street

      Regina
     ,
      Saskatchewan
     ,
      Canada
    , S4S 3P5

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held October 14, 2005

To the Shareholders of Bangla Property Management Inc.

Notice Hereby Is Given that a Special Meeting of Shareholders of Bangla Property Management Inc., a Colorado corporation (the "Company"), will be held at 3540 Albert Street, Regina, Saskatchewan, Canada, S4S 3P5 on October 14, 2005,  9:00 a.m., and at any and all adjournments thereof, for the purpose of considering and acting upon the following Proposals:

Proposal No. 1.            Approval of Agreement and Plan of Merger

    Proposal No. 2.            Approval of an Amendment to the Articles of Incorporation to

                                        Change the name of the corporation to “China Properties

                                         Developments, Inc.

    Proposal No. 3.            Approval of an Amendment to the Articles of Incorporation to

                                         authorize a 50,000,000 share class of Preferred Stock

    Proposal No. 4.            Subsidiary - Share Purchase Agreement

    This Special Meeting is called as provided for by
      Colorado
    law and the Company’s By-laws.

Only holders of the outstanding Common Stock of the Company of record at the close of business on September 20, 2005 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Special Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly by either mail, fax or email. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

By Order of the Board of Directors

Shawn Erickson, President

      Regina,
      Saskatchewan
September 20, 2005

BANGLA PROPERTY MANAGEMENT, INC.

      3540 Albert Street

      Regina
     ,
      Saskatchewan
     ,
      Canada
    , S4S 3P5

    PROXY STATEMENT

    Special  Meeting of the Shareholders

    October 14, 2005

General Information

   The enclosed Proxy is solicited by and on behalf of Management of Bangla Property Management, Inc., a Colorado corporation (the "Company"), for use at the Company's Special Meeting of Shareholders to be held at the Company’s office, 3540 Albert Street, Regina, Saskatchewan, Canada on October 14, 2005 at 9:00 a.m., and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed/couriered to the Company's shareholders on or before October 13, 2005.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and Employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstaining proxies and broker-dealer non-votes will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.  Mr. Erikson, President and CEO will not be voting as he does not hold any shares of the company.

Summary Term Sheet with Respect to Proposal No. 1

   The following summary highlights the material terms of the proposed Agreement and Plan of Merger.  This summary does not contain all of the information that may be important for you to consider in evaluating the proposal. Please see Proposal No. 1 on page 5 of this proxy statement and financial statements beginning on page F-1.   You should read this entire proxy statement, the Agreement and Plan of Merger and the other documents attached to this proxy statement in their entirety to fully understand the proposal and its consequences to you before voting. A copy of the Agreement and Plan of Merger dated
    August 17, 2005
   is attached to this proxy statement as an exhibit.

  Principal Terms of the Agreement and Plan of Merger

  The Agreement and Plan of Merger was executed by the parties on
     August 17, 2005.

  Under
      Colorado
    law, Bangla needs the approval of its stockholders to consummate the Merger, as the number of shares to be issued pursuant to the Merger exceeds 20% of the outstanding prior to entering into the Merger Agreement.  This proxy statement has been sent to the Bangla Shareholders to obtain such approval.

  If approved by the Bangla shareholders, at closing of the Agreement and Plan of Merger, Bangla’s China Property Holding, Inc., its wholly-owned subsidiary, Merger Sub, will acquire Wollaston, and its 90.28% ownership in its subsidiary JIAHUI in exchange for 10,000,000 shares of Bangla’s common stock.

  China Property Holding Inc., will be then merged into Bangla.

  Wollaston will remain a subsidiary of Bangla.

  The current officers and directors of Bangla shall appoint Ping’an Wu as the Chief Executive Officer and Director, Shuo (Steven) Lou as the Chief Financial Officer and Director, Yingming Wang as the Chief Operation Officer and Director, Xingguo Wang as Director.  Immediately thereafter the current officers and directors of Bangla will resign.

  The stockholders of Wollaston, as of the closing date of the Merger, will own approximately 57.76% of Bangla's common stock outstanding as of the closing date

  For accounting purposes, this transaction will be accounted for as a reverse merger, since the stockholders of Wollaston will own a majority of the issued and outstanding shares of common stock of Bangla.

Advice to Beneficial Owners of Certain Shares

   Shareholders who do not hold their shares in their own name should note that only proxies from Shareholders whose names are registered as Shareholders on the records of the Company can submit the attached proxy or be recognized and vote at the Meeting.  If a Shareholder’s shares are registered under the name of a broker, financial institution or other agent, (a Beneficial Owner) then these shares can only be voted by the holding broker, financial institution or other agent.  Such broker, financial institution or other agent are provided with sufficient copies of this Proxy Statement and the Annual Report to forward such materials to the Beneficial Owner.   The broker, financial institution or other agent should provide the Beneficial Owner with instructions on how to submit the vote of their shares.    In the event a Beneficial Owner wishes to attend and vote their shares at the Meeting, the Beneficial Owner must obtain a proxy from the broker, financial institution or other agent.

Annual Report

   The Company's Annual Report to Shareholders for the fiscal year ended March 31, 2005, interim financial statements through June 30, 2005 and the Company’s Report on Form 8-K amended August 30, 2005 have been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

    Shares Outstanding and Voting Rights

    All voting rights are vested exclusively in the holders of the Company's Common Stock with each common share entitled to one vote. Only shareholders of record at the close of business on September 20, 2005 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On September 20, 2005, the Company had 7,325,000 shares of its Common Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting. No fractional shares are presently outstanding. Fifty percent of the Company's outstanding voting stock (3,662,500 shares) represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to pass all measures being presented to the Shareholders.

  Dissenter’s Rights

  Pursuant to Article 113 of the Colorado Business Corporations Act, shareholders are entitled to dissent and obtain payment of the fair value of the shareholder's shares if the Agreement and Plan of Merger set forth in Proposal No. 1 is approved and consummated. A copy of Article 113 is attached to this Proxy Statement.  A shareholder who wishes to assert dissenters' rights must, before the vote is taken, send written notice to the Company of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated and not vote the shares in favor of the proposed corporate action.  If Proposal No. 1 is approved, the Company will provide written notice thereof to all shareholders who provided written notice of their intention to demand payment along with the information required by Article 113 and instructions where demands for payments will be taken.

Request for Copy of Form 10KSB

   Shareholders may request a copy of the Form 10KSB by writing to the Company’s offices,
     3540 Albert Street
     Regina
    ,
     Saskatchewan
    ,
     Canada
   , S4S 3P5, telephone (306) 586-6643.

Date for Receipt of Shareholder Proposals

   Any proposal by a shareholder to be presented at the Company's next Annual Meeting of Shareholders, including nominations for election as directors must be received at the offices of the Company, 3540 Albert Street Regina, Saskatchewan, Canada, S4S 3P5, no later than October 13, 2005.

   Security Ownership of Certain Beneficial Owners and of Management

   The following table sets forth information, as of August 17, 2005, with respect to the beneficial ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock and by the officers and directors of the Company based on 7,325,000 shares of common stock outstanding as of August 17, 2005 plus the number of shares underlying outstanding options. The company has been advised by the two directors controlling 42% of the company that they are and will vote in favour of the merger plan.

    Name and Address of
Beneficial Owner

      Title

      Common Stock
      Ownership

      Percentage of Shares Outstanding

Shawn Erickson                       President, CEO, Director                           0                                0.0%

     3540 Albert Street

     Regina
    ,
     Saskatchewan

     Canada
   , S4S 3P5

   Edward Granados                      Director                                    1,500,000                                21%

    3540 Albert Street

   Regina
   ,
    Saskatchewan

   Canada
  , S4S 3P5

Mark Christian                           Director                                    1,500,000                                21%

     3540 Albert Street

     Regina
    ,
     Saskatchewan

     Canada
   , S4S 3P5

  Proposal No. 1            Approval of Agreement and Plan of Merger

  The Board of Directors of the Company recommends that the shareholders approve the Agreement and Plan of Merger dated
    August 17, 2005.  A copy of the Agreement and Plan of Merger is attached to this proxy statement as an exhibit.  A favorable vote of a majority of those shares voting, in person or by proxy, is required for approval of the proposal.  Controlling directors Mark Christian and Eddy Granodas have advised Mr. Erickson  they are and will vote in favour of the merger plan.

The Companies involved in the Agreement and Plan of Merger

   Bangla Property Management, Inc., is a
     Colorado
   corporation presently engaged in the business of providing property management and customer support services to residential property owners.  Bangla is the Company requesting shareholder proxies.

China Property Holding, Inc., is a
     Colorado
   corporation formed by Bangla to effectuate the Agreement and Plan of Merger.  It is referred to as the "Merger Sub" in the Agreement and Plan of Merger.

Wollaston Industrial Limited, ("Wollaston") is a
    British Virgin Islands
   ("BVI") limited liability corporation, which is the parent and management company of Xi’an Jialing Real Estate Co. Ltd. formed under the Company Law of the People’s Republic of
     China
   (“Jiahui”), both of which are privately-held corporations.  Wollaston’s address, telephone and contact person are: Ping'an Wu,
     111 Changan Middle Road
   , 15th Floor,
     Xi’an
   ,
     China
   , telephone: 86 29 85257829.

   The Business of Wollaston and Jiahui

   Wollaston was incorporated on
    April 21, 2004
   in
    British Virgin Islands
   under the International Business Companies Act.  It has two directors, Mr. Ping’an Wu and Mr. Shuo Lou.  Its authorized capital is US$50,000 divided into 50,000 shares of US$1.00 par value with one vote per share.

Wollaston owns 90.28% of its subsidiary, Xi’an Jialing Real Estate Co. Ltd. formed under the Company Law of the People’s Republic of
     China
   (“Jiahui”).  Jiahui is a sino-foreign joint venture company formed on
    December 17, 1996
   by Xi’an Xiangrui Real Estate Co. Ltd (“Xiangrui”) and American JHL Industrial Limited (“JHL”) in
     Xi’an
   ,
     China
   .  Jiahui’s registered capital was initially 14 million RMB yuan (approximately US$ 1.7 million).  JHL contributed 87.5% of the registered capital and Xiangrui contributed 12.5% of the registered capital initially.  Jiahui has been engaging in real estate development and related services in
     China
   .  In 1998, JHL invested an additional US$ 500,000 to complete the construction of
     Jiahui
     Tower
   in
     Xi’an
   .  Jiahui currently has three directors, Zhang Er’you, Sun Jianmin and Gao Yan.

Jiahui is mainly involved in the up-scale realty market development and management of office buildings, commercial estate, and high-end residential buildings in
    Xi’an
  ,
    Shaanxi Province
   ,
    China
  . It is located in the second largest commercial center of
    Xi’an
  - the Xiaozhai Area.  It has developed
    Jiahui
    Office
    Building
  ,
    Oufengyuan
    Office
    Building
  , and Jixiang Garden Residential Project.  It is currently developing
    Yanming
    Soho
    Office
    Building
  .  It is anticipated that the reversed merger will enhance Jiahui’s business.

  Jiahui Business Strategy

  Jiahui’s business focuses on real estate development and management for local and
     Xi’an
   ,
     Shaanxi
     Province
   . Jiahui provides high-quality, well-equipped residential, commercial, and office environment for all customs and tenants. Jiahui’s real estate ensures high quality housing with state-of-the-art conditions.  Aspired by the spirit of “Paint a brighter future with our passion and wisdom,” Jiahui sets higher standards for the development of
     Xi’an
   real estate industry, as well as efficient management of assets and properties.

Jiahui, integrated and cooperated, truly believes in trust, creativity, smart and effective management. It is based on trust that we build our business, name, and cliental.  It is creativity and good management that make us grow progress and succeed.  We consider both shareholders and employees the owner of the company, who shares diligently his or her own responsibilities for the company.

Jiahui sits in the second largest commercial center of
     Xi’an-
   the Xiaozhai Area. Jiahui has its geographic advantages.  Also strongly supported by Xi’an and local government, Jiahui is carrying out its goals to substantially raise and improve the living standards of Xi’an residents, and to make Xi’an the world first-class environment for office workers, commercial vendors and tourists from China and overseas.

    Principal Terms of the Agreement and Plan of Merger

  The Agreement and Plan of Merger was executed by the parties on
     August 17, 2005.

  Under
      Colorado
    law, Bangla needs the approval of its stockholders to consummate the Merger, as the number of shares to be issued pursuant to the Merger exceeds 20% of the outstanding prior to entering into the Merger Agreement.  This proxy statement has been sent to the Bangla Shareholders to obtain such approval.

  If approved by the Bangla shareholders, at closing of the Agreement and Plan of Merger, Bangla’s China Property Holding, Inc., its wholly-owned subsidiary, Merger Sub, will acquire Wollaston, and its 90.28% ownership in its subsidiary JIAHUI in exchange for 10,000,000 shares of Bangla’s common stock.

  China Property Holding Inc., will be then merged into Bangla.

  Wollaston will remain a subsidiary of Bangla.

  The current officers and directors of Bangla shall appoint Ping’an Wu as the Chief Executive Officer and Director, Shuo (Steven) Lou as the Chief Financial Officer and Director, Yingming Wang as the Chief Operation Officer and Director, Xingguo Wang as Director and Mengzhou Li as Director.  Immediately thereafter the current officers and directors of Bangla will resign.

  The stockholders of Wollaston, as of the closing date of the Merger, will own approximately 57.76% of Bangla's common stock outstanding as of the closing date.

  For accounting purposes, this transaction will be accounted for as a reverse merger, since the stockholders of Wollaston will own a majority of the issued and outstanding shares of common stock of Bangla.

   Regulatory Approval

   No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Agreement and Plan of Merger.

  Reports, Opinions, Appraisals

  No reports, opinions, appraisals have been received from an outside party in connection with the Agreement and Plan of Merger.

Past contacts, transactions or negotiations.

   There were no prior contracts, transactions or negotiations between the parties prior to the Agreement and Plan of Merger.

Selected Financial Data.

   The following unaudited pro forma financial information gives effect to the acquisition of Merger Sub ("Merger Sub"). Merger Sub owns 90.28% of Xi'an Jialing Real Estate Co. Ltd. ("Jiahui").

On October 17, 2005 (Effective date) the Registrant, Bangla Property Management, Inc.("Bangla") completed an acquisition (the "Acquisition") of all the issued and outstanding stock of Merger Sub. The Acquisition was consummated pursuant to the terms and provisions of an AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of August 17, 2005. As a result, Merger Sub became a wholly-owned subsidiary of Bangla. In consideration for the Acquisition, Bangla issued 10,000,000 of its common shares and Jiahui caused a $3,325,155 of its debt to be forgiven.

   The unaudited pro forma condensed balance sheet gives effect to the transaction as if it had occurred on
    April 30, 2004. The unaudited pro forma combined statements of operations for the year ended
    March 31, 2005
   and the three months ended
    June 30, 2005
   gives effect to the Acquisition as if it had occurred at the beginning of the earliest periods presented.

   The unaudited pro forma combined financial information has been included as required by the rules of the Securities and Exchange Commission and is presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the Acquisition taken place on had occurred on
    April 30, 2004
   . The pro forma condensed combined financial statements should be read in conjunction with Bangla's Form 10-KSB as of
    March 31, 2005
   and for the year then ended and its Form 10-QSB as of
    June 30, 2005
   and for the three months then ended. Pro-forma  financial statements are attached to this proxy statement - Exhibit 99.1.

   Financial Information

   The following unaudited pro forma financial information gives effect to the acquisition of Merger Sub ("Merger Sub"). Merger Sub owns 90.28% of Xi'an Jialing Real Estate Co. Ltd. ("Jiahui").

    On October 17, 2005 (Effective date) the Registrant, Bangla Property Management, Inc. ("Bangla") completed an acquisition (the "Acquisition") of all the issued and outstanding stock of Merger Sub. The Acquisition was consummated pursuant to the terms and provisions of an AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of August 17, 2005. As a result, Merger Sub became a wholly-owned subsidiary of Bangla. In consideration for the Acquisition, Bangla issued 10,000,000 of its common shares and Jiahui caused a $3,325,155 of its debt to be forgiven.

  Proposal No. 2.           Amend the Articles of Incorporation to change of the Company name to “China Properties Developments, Inc.”

The Company’s Articles of Incorporation currently specifies the name of the Company as “Bangla Property Management Inc.”  The Board of Directors is proposing an amendment to the Articles of Incorporation to change the Company’s name to “China Properties Developments Inc.”  If the stockholders approve this proposal, Article One of the Articles of Incorporation will be amended to read in its entirety as follows:

1.   The entity name of the corporation is: China Properties Developments Inc.

Purpose and Effect of the Amendment

   If Proposal No. 1 is approved by the shareholders, the Director believes that “China Properties Developments Inc.” represents the Company’s new business direction.

A favorable vote of a majority of those shares voting, in person or by proxy, is required for approval of the proposal.

   Proposal No. 3.   Amend the Articles of Incorporation to authorize a Class of Preferred Stock.

The Board of Directors has approved and is recommending to the stockholders for approval, an amendment to the Company's Articles of Incorporation to authorize a class of 50,000,000 shares of $0.001 par value preferred stock which the full text of the proposed amendment to the Articles of Incorporation is shown below.

Purpose and Effect of the Amendment

    Under the present Articles of Incorporation, the Company has the authority to issue 100,000,000 shares of common stock. As of September 20, 2005, 7,325,000 were issued and outstanding.  The proposed amendment would provide for an additional 50,000,000 shares of preferred stock available for issuance.  At the present time there is no plan to issue any preferred shares.

   The additional preferred stock to be authorized by adoption of the proposed amendment would have rights and preferences set from time to time by the Board of Directors.   Adoption of the proposed amendment and issuance of additional shares of common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing Articles of Amendment with the Colorado Secretary of State.

The purpose of the preferred stock shares is to provide a means for the Board of Directors to design and issue securities for specific transactions and purposes that could be issued for corporate purposes without further stockholder approval, unless required by applicable law or regulation. The Board of Directors believes that it is in the best interests of the Company to have the shares of preferred stock authorized at this time to alleviate the delay of holding a special meeting of stockholders to authorize shares of preferred stock when the need arises. Possible purposes for shares of preferred stock include effecting acquisitions of other businesses, or properties, establishing strategic relationships with other companies and securing additional financing for the operation of the Company through the issuance of preferred shares or other equity-based securities. Purposes for shares of preferred stock also include paying stock dividends or forward splitting of the outstanding shares. The Company has no specific plans for any of these actions at this time.

  Text of the Amendment to the Articles of Incorporation

  If this proposal is approved, the Company's Articles of  Incorporation will be amended to state as follows:

The corporation is authorized to issue two (2) classes of shares, to be designated respectively as "Common Shares" and "Preferred Shares". The total number of Common Shares the corporation is authorized to issue is One Hundred Million (100,000,000) $0.001 par value. The total number of Preferred Shares the corporation is authorized to issue is Fifty Million (50,000,000) $0.001 par value. Said Preferred Shares may subsequently receive such designation as may be deemed appropriate by the Board of Directors of the corporation, and the Board of Directors shall have the right to determine or alter the rights, preferences, privileges, and restrictions granted to, or imposed upon said Preferred Shares. Additionally, the Board of Directors shall be empowered to increase or decrease (but not below the number of shares of Common or Preferred Shares then outstanding) the number of shares of any class of shares subsequent to the issue of shares of that class.

A favorable vote of a majority of those shares voting, in person or by proxy, is required for approval of the proposal.

   Proposal No. 4.           Subsidiary - Share Purchase Agreement

Conditioned upon shareholder approval and closing of the Merger, Parent has entered into a purchase agreement with Shawn Erickson, the Parent’s president and CEO for the sale of all of the common stock of Bangla Properties Inc., the Parent’s subsidiary.  This subsidiary holds all of the following pre merger assets of the Parent.  Shawn Erickson will pay US$100 to the Parent and receive all the common stock of the Canada Subsidiary and thereby receive all of the assets and assume all the liabilities of the Canada Subsidiary.

These assets include the accounts receivable of approximately $11,000 as of June 30, 2005 consisting of $10,000 in property management fees and $1,200 due from related parties on a property management contract and land and equipment consisting of a rental housing unit in Regina, Saskatchewan, Canada on the balance sheet for approximately $55,000 as of June 30, 2005.  Liabilities assumed are approximately are approximately $55,000 consisting of accounts payable of  approximately $14,000 and the mortgage balance on the property of approximately $51,000.

The acquisition price was arbitrarily determined by the board of directors with Mr. Erickson abstaining in accordance with the Parent’s articles and bylaws.  With respect to the assets being sold, Results of Operations for the fiscal quarter ended June 30, 2005 showed revenue of approximately $10,000, expenses of approximately $11,400 and a net loss from operations of approximately $1,400.  Results of Operations were not considered in determining the acquisition price.

Closing of this sale will be simultaneous with the closing of the merger agreement.

  A favorable vote of a majority of those shares voting, in person or by proxy, is required for approval of the proposal.

    Exhibits

    The following exhibits are attached to this proxy statement:

                10.1.    Agreement and Plan of Merger dated
    August 17, 2005

                99.1     Pro-Forma Financial Statements

                99.2     Financial Statements of Wollaston - year-end
    December 31, 2004

                99.3     Financial Statements of Wollaston - six month period ending
    June 30, 2005

                99.4     Article 113 of the Colorado Business Corporation Act-Dissenter’s Rights

                99.5     Subsidiary - Share Purchase Agreement

                99.6     Proxy Form